Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 14, 2016 relating to the financial statements and financial highlights which appear in the February 29, 2016 Annual Reports to Shareholders of John Hancock Global Shareholder Yield Fund, John Hancock International Core Fund, and John Hancock International Growth Fund, each a portfolio of John Hancock Funds III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 27, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 13, 2016 (refer to Appendix A) relating to the financial statements and financial highlights which appear in the March 31, 2016 Annual Reports to Shareholders of John Hancock Funds III which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 27, 2016

Appendix A

John Hancock Funds III as of March 31, 2016

John Hancock Core High Yield Fund

John Hancock Disciplined Value Fund

John Hancock Disciplined Value Mid Cap Fund

John Hancock International Value Equity Fund

John Hancock Small Company Fund

John Hancock Strategic Growth Fund